Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
FIRST FINANCIAL CORPORATION

ARTICLE I
OFFICES

Section 1.1              Registered Office.  The registered office of the Corporation shall be at the place designated in the Articles of Incorporation.  The registered office may be changed by the Board of Directors or by an officer of the Corporation so authorized by the Board.

Section 1.2              Other Offices.  The Corporation may have other offices at such places, within or without the State of Texas, as the Board may from time to time determine.

ARTICLE II
SHAREHOLDERS

Section 2.1              Meetings.  All meetings of the shareholders for the election of Directors shall be held at the registered office of the Corporation, or at such other place as the Board may fix from time to time.  Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice or in a duly executed waiver of notice thereof.

Section 2.2              Annual Meetings.  The annual meetings of the shareholders shall be held annually at such time and place as designated from time to time by the Board of Directors and stated in the notice of meeting.

Section 2.3              List of Shareholders.  At least ten days before each meeting of shareholders, the officer in charge of stock transfer books shall prepare a complete list of the shareholders entitled to vote at said meeting, in alphabetical order, setting out the residence of and the number of voting shares held by each.  For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall be produced and kept open at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 2.4              Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Secretary, the Board, or the holders of not less than one-tenth of all of the shares entitled to vote at the meetings.  Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

Section 2.5              Notice.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of this President, the Secretary, the Board, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Section 2.6              Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, or the Articles of Incorporation, or by these Bylaws.  If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, who are present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meting originally.

Section 2.7              Vote Necessary for Decision.  Unless a greater number of votes is required, by law or by the Articles of Incorporation, for the question under consideration, the vote, at a meeting at which the required quorum is present for consideration of such question, of the holders of a majority of those shares, represented at the meeting in person or by proxy, that are entitled to vote on the question under consideration shall constitute the act of the shareholders.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.  Except in those instances where the law or the Articles of Incorporation require class voting, there shall be no class voting on any matter submitted to a vote at a meeting of shareholders.

Section 2.8              Proxy.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact, and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period.  Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

Section 2.9              Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Section 2.10          Unanimous Consent in Lieu of Meetings.  Any action required or permitted to be taken by shareholders at a meeting, under these Bylaws or any rule of law or otherwise, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, see Section 6.6 hereof, and such unanimous consent shall have the same force and effect as a unanimous vote of shareholders.

ARTICLE III
BOARD OF DIRECTORS AND COMMITTEES

Section 3.1                Board of Directors.  The business and affairs of the Corporation shall be managed by its Board, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 3.2              Number of Directors.   The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than three nor more than ten directors.  No decrease in the number of directors shall have effect of shortening the term of any incumbent Director or reducing the number of Directors to less than three.  Any person that is twenty-one years of age or over shall be qualified to serve as a Director.

Section 3.3              Election.  It [sic] each annual meeting of the shareholders, the shareholders shall elect a complete Board to hold office until the next succeeding annual meeting and until successors shall have been elected and qualified.

Section 3.4              Removal of Directors.  Any Director may be removed from his position as Director, either with or without cause, at any special meeting of shareholders if notice of intention to act upon the question of removing such Director shall have been stated as one of the purposes for calling such meeting.

Section 3.5              Resignation of Directors.  Any member of the Board may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the President, the Secretary, or the Board.  No acceptance of a resignation shall be necessary to make it effective.

Section 3.6              Vacancies.  Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum or by the shareholders at an annual or special meeting of the shareholders called for that purpose.  The successor so chosen shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors from the number elected by the shareholders shall be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board for a term of office continuing only until the next election of one or more directors by the shareholders'; provided that the Board may not fill more than two such directorships during the period between any two successive annual meetings of the shareholders.

Section 3.7              Place of Meetings.  The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 3.8              Annual Meeting.  The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Board then elected and serving such time or place shall be changed.

Section 3.9              Regular Meetings.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.10          Special Meetings.  Special meetings of the Board may be called by the President acting alone, the Secretary acting alone, or by a majority of the Directors acting jointly.  Special meetings of the Board may be held either within or without the State of Texas.  Notice of the place and time of any special meeting of the Board shall be given, either in writing or verbally, to each member of the Board at least 24 hours prior to such meeting, by or at the direction of the person or persons calling the meeting; provided, however, if such notice is by mail, it shall be given at least 72 hours prior to such meeting.

Section 3.11          Quorum.  At all meetings of the Board the presence of a majority of the Directors shall be a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum present shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.12          Executive Committee.  By resolution at a meeting of the Board, passed by a majority of the number of Directors fixed by these Bylaws, the Board may designate an Executive Committee, to consist of two or more of the Directors of the Corporation.  The Executive Committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except where action of the full Board is required by statute or by the Articles of Incorporation.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 3.13          Other Committees.  The Board may, by resolution passed by a majority of the number of Directors fixed by these Bylaws, designate other committees, each committee to consist of two or more Directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution.  Each such committee shall have such name as may be designated by the Board and shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 3.14          Organization of Committees.  Unless otherwise provided by resolution of the Board, a chairman chosen by each committee shall preside at all meetings of such committee and the Secretary of the Corporation shall act as secretary thereof.  In the absence of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary of the Corporation or, if none is present, some other person, to act as secretary of the meeting.

Section 3.15          Meetings of Committees.  Each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings, and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of any member of the committee.  Unless otherwise provided by such rules and by said resolution, notice of the time and place of each meeting of the committee in the manner provided in Section 3.10

Section 3.16          Committee Quorum and Manner of Acting.  A majority of the members of each committee shall be present in person at each meeting of such committee in order to constitute a quorum for the transaction of the business thereat.  The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee.  Any action which may be taken by the Executive Committee, or other committee, at a meeting thereof, may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by all members of the Executive Committee, or other committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 3.17          Removal of Committee Members.  Any member of any committee may be removed from such committee, either with or without cause, at any time by resolution adopted by a majority of the number of Directors fixed by these Bylaws.

Section 3.18          Committee Vacancies.  Any vacancy in any committee shall be filled by the Board in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

Section 3.19          Compensation of Directors.  Directors, and members of any committee of the Board, may be paid such reasonable compensation for their services as Directors and members of any such committee, if and as fixed from time to time by resolution of the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board and such committees.  Compensation of Directors, as is determined under these provisions, shall not prevent such Directors from serving the Corporation in any other capacity and receiving reasonable compensation for such other services

Section 3.20          Presumption of Assent.  A Director or committee member who is present at a meeting of the Board or committee, as the case may be, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.21          Unanimous Consent.  Any action required or permitted to be taken at a meeting of the board or any committee herein provided for may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board or committee, as the case may be, and such unanimous consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV
NOTICES

Section 4.1              Form of Notice.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to the manner of giving such notice, written or printed notice, and not verbal notice, shall be delivered either personally or by mail.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to such person at his address as it appears on the appropriate records of the Corporation, with postage prepaid.

Section 4.2              Waiver.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice in a timely manner.  Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Corporation.  Attendance of any such person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting that the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS

Section 5.1              Appointment and Term of Office.  The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer, and there may be additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, assistants and agents as the Board may from time to time appoint, none of whom need be either a director or a shareholder of the Corporation.  Also one of the directors may be chosen Chairman of the Board.  Except to the extent that a contract of employment between the Corporation and an officer shall provide for employment for a term in excess of one year, which contracts are authorized in the discretion of the Board, each of such officers (except such as may be appointed pursuant to the provisions of paragraph (h) of Section 5.2) shall be chosen annually by the Board at its regular meeting immediately following the annual meeting of shareholders and shall hold office until the next annual meeting and until his successor is chosen and qualified.  One person may hold and perform the duties of any two or more of said offices, except that the President and the Secretary shall not be the same person.

Section 5.2              Powers and Duties.  The powers and duties of the officers shall be those usually pertaining to their respective offices subject to the supervision and direction of the Board and as follows:

(a)                Chairman of the Board.  shall be the Chief Executive Officer of the Corporation and shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board.  He shall preside at all meetings of the shareholders and shall preside at all meetings of the Board.  He may execute and deliver, in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation.  He shall, unless otherwise directed by the Board or by any committee thereunto duly authorized, attend in person or by substitute or by proxy appointed by him and act and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds shares, and he shall perform such other duties as shall be assigned to him from time to time by the Board.

(b)               President.  The President, in the absence of the Chairman of the Board, shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board.  The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and at all meetings of the Board.  He may execute and deliver, in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated to some other officer or agent of the Corporation.  He shall, in the absence of the Chairman of the Board, unless otherwise directed by the Board or by any committee thereunto duly authorized, attend in person or by substitute or by proxy appointed by him and act and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds shares.

(c)                Vice Presidents.  Vice Presidents shall perform the duties assigned to them by the Board or delegated to them by the President and, in order of seniority, at his request or in his absence, shall perform as well the duties of the President's office.  Each Vice President shall have the power also to execute and deliver in the name and on behalf of the Corporation deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation.

(d)               Secretary.  The Secretary shall keep the minutes of the meetings of the Board, of all committees and of the shareholders and shall be custodian of all corporate records and of the seal of the Corporation and shall ascertain that all notices are duly given in accordance with these Bylaws or as required by law.

(e)                Assistant Secretaries.  The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)                 Treasurer.  The Treasurer shall be the principal accounting officer of the Corporation and shall have charge of all the corporate funds and securities and shall keep a record of the property and indebtedness of the Corporation.

(g)                Assistant Treasurers.  The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Treasurer or at the Treasurer's request, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(h)                Other Officers.  The Board may appoint such other officers, agents or employees as it may deem necessary for the conduct of the business of the Corporation.  In addition, the Board may authorize the President or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Corporation.

Section 5.3              Resignations.  Any officer may resign at any time by giving written notice thereof to the President or to the Board.  Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date.  The acceptance of such resignation shall not be necessary to make it effective.

Section 5.4              Removal.  Any officer may be removed at any time, either with or without cause, by the Board.

Section 5.5              Vacancies.  A vacancy in any office arising at any time from any cause may be filled by the Board.

Section 5.6              Salaries.  The salaries of all officers shall be fixed from time to time by the Board and no officer shall be precluded from receiving a salary because he is also a Director of the Corporation.

Section 5.7              Bonding.  Each officer required by the Board to do so shall give the Corporation a bond in such form, in such sum, and with such surety or sureties, as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under this control belonging to the Corporation.

ARTICLE VI
SHARES, OTHER SECURITIES AND RECORDS

Section 6.1              Form of Certificate.  Certificates, in such form as may be determined by the Board, representing all shares to which each shareholder is entitled, shall be delivered to such shareholder.  Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value.  They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof  If any certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.  In case, any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agent, such certificate or certificates may nevertheless be adopted by the Corporation and issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.2              Lost Certificate.  The Board may direct that a new certificate representing shares be issued in place of any certificate alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming that a certificate is lost or destroyed.  When authorizing issuance of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost or destroyed.  The Board may delegate to any committee the authority to administer the provisions of this Section.

Section 6.3              Transfer of Shares.  Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.  Upon surrender to the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer and upon compliance with any restrictions relating to such transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 6.4              Agreements Restricting Transfer.  If one or more holders of the stock of any class shall, by agreement, among themselves or with the Corporation, restrict the transfer of any shares held by them through the granting of preferential rights of purchase or otherwise, then any party to such agreement may file an executed counterpart of the same with the officer of the Corporation charged with the maintenance of the stock transfer books of the Corporation or with any transfer agent or registrar designated by the Corporation in respect to the shares of such class.  Following the filing of any such counterpart, each certificate evidencing shares to which such restriction is or may be applied which shall thereafter be issued by the Corporation shall bear an appropriate notice of such restriction and no share subject to such restriction shall be transferred until written evidence satisfactory to the Corporation of compliance by the transferor with any such restriction shall have been filed with the Corporation.

Section 6.5              Books and Records.  The Corporation shall maintain at its principal place of business or at its registered office, under the supervision of the appropriate officers, correct and complete books and records of account, minutes of all meetings of the Board and of the shareholders, a record of its shareholders giving the names and addresses of all shareholders and the number of shares held by each, and such other books and records as may be necessary or convenient to the conduct of the business or affairs of the Corporation, or as the Board shall from time to time determine.

Section 6.6              Shareholders of Record.  The Corporation may treat the person in whos name any share, warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, warrant, right or option on the part of any person whether or not the Corporation shall have notice thereof save as the contrary may be expressly provided by the laws of the State of Texas.  The shareholders of record entitled to vote at any meeting of shareholders, to receive payment of any dividend, to receive any allotment of rights, or to exercise the rights in respect of any change or conversion or exchange of shares, shall be determined according to the Corporation's stock transfer books, and Section 6.7 of these Bylaws.

Section 6.7              Closing Stock Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.  Provided, however, in the case of an action by the unanimous consent in writing of all of the shareholders entitled to vote with respect to the subject matter of such action, the shareholders entitled to and required to consent in writing to such action shall be the shareholders as shown on the stock transfer books of the Corporation at the time of the signing of such consent in writing by the last shareholder required to sign such consent to make it a unanimous action by all shareholders.

Section 6.8              Regulations.  The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received.  Shares may not be issued until the full amount of the consideration has been paid.  The Board may make such rules and regulations as it deems proper, not inconsistent with law, with the Articles of Incorporation or with these Bylaws, concerning the issuance, transfer and registration of the certificates representing shares.  It may appoint one or more transfer agents or registrars of transfers, or both, and may require all certificates representing shares to bear the signature of either or both.

Section 6.9              Warrants, Rights, Privileges or Other Options.  Subject to any provision to the contrary which may be made by the Board at the time of authorizing their issuance, all warrants, rights, privileges or other options to purchase any class of securities of the Corporation issued by the Corporation shall be evidenced by a certificate registered, transferred and otherwise dealt with by the Corporation in the same manner as shares issued by the Corporation under the provisions of this Article VI of these Bylaws; provided, however, that no provision of this Section shall be deemed to confer upon any holder of any such warrant, right, privilege or other option, as such holder, any right to attend or vote at any meeting of the shareholders of the Corporation or to examine books or records of the Corporation.

ARTICLE VII
EXECUTION OF INSTRUMENTS

Section 7.1              Contracts, etc.  The Board or any committee thereunto duly authorized may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Corporation any contract or other instrument, and such authority may be general or may be confined to specific instances.

Section 7.2              Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued by or in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall be determined from time to time by resolution of the Board, but in the absence of any such determination by the Board, such checks, drafts, or other orders for the payment of money, notes, acceptances or other evidences of indebtedness shall be signed by the President alone or the Treasurer alone.  Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by stamped legend in the name of the Corporation or by written endorsement of any officer without countersignature.

Section 7.3              Loans.  No loans shall be contracted on behalf of the Corporation unless authorized by the Board, but, when so authorized, unless a particular agent or officer is directed to negotiate the same, such loans may be negotiated up to the amount so authorized by the President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Corporation notes or other evidences of indebtedness for the amount of such loans, and to give security for the payment of any and all loans, advances and indebtedness, hypothecating, pledging or otherwise giving security agreements pertaining to any part or all of the property of the Corporation, real or personal, at any time owned by the Corporation.

Section 7.4              Sale or Transfer of Securities Held by the Corporation.  Certificates representing shares, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of pursuant to the authorization by the Board or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, Treasurer or Secretary.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1              Dividends.  Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation, to shareholders entitled to receive dividends as determined under the provisions of Section 6.6 of these Bylaws.

Section 8.2              Reserves.  The Board may create out of earned surplus of the Corporation such reserve or reserves as the Board from time to time, in its discretion, thinks proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board shall think beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 8.3              Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 8.4              Seal.  Unless the Board determines otherwise, the Corporation shall have a seal, the form of which is impressed immediately following the end of these Bylaws, and said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced.  Every officer is authorized to affix, impress, or reproduce the seal.

Section 8.5              Annual and Other Statements.  The Board shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders a full and clear statement of the business and condition of the Corporation.

ARTICLE IX
AMENDMENT OF BYLAWS

These bylaws may be altered, amended or repealed and new Bylaws adopted by the shareholders at any meeting, annual or special, of the shareholders, or by the Board at any meeting, annual, regular or special, of the Board.  Except in the case of a special meeting of the shareholders, no notice to the Directors or shareholders, as the case may be, of the proposal shall be necessary

ARTICLE X

Section 10.1          The Corporation shall indemnify, to the extent provided in paragraphs 10.2, 10.4, or 10.6:

(a)                Any person who is or was director, officer, agent, or employee of the corporation; and

(b)               Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise; provided however, that such service is or was performed for the corporation and its best interest.

Section 10.2          In case of a suit by or in the right of the corporation against a person named in paragraph 10.1 by reason of his holding a position named in paragraph 10.3, for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

Section 10.3          In case of a suit by or in the right of the corporation, a person named in paragraph 10.1 shall be indemnified only if:

(a)                He is successful on the merits or otherwise; or

(b)               He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.  However, he shall not be indemnified in respect of any claim, issue, or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that, despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

Section 10.4          In case of a suit, action, or proceeding (whether civil, criminal, administrative or investigative) other than a suit by or in the right of the corporation together hereafter referred to as a nonderivative suit, against a person named in paragraph 10.1 by reason of his holding a position named in paragraph 10.1, the corporation shall indemnify him if he satisfies the standard in paragraph 10.5, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

(a)                Expenses (including attorneys' fees);

(b)               Amounts paid in settlement;

(c)                Judgments; and

(d)               Fines.

Section 10.5          In case of a nonderivative suit, a person named in paragraph 10.1 shall be indemnified only if:

(a)                He is successful on the merits or otherwise; or

(b)               He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful.  The termination of a nonderivative suit by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person failed to staisfy the standard of this paragraph 10.5(b).

Section 10.6          A determination that the standard of paragraph 10.3 or 10.5 has been satified may be made by a court.  Or, except as stated in paragraph 10.5(b) (2d sentence), the determination may be made by:

(a)                A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit, or proceedings; or

(b)               Independent legal counsel in a written opinion; or

(c)                The shareholders of the corporation.

Section 10.7          Anyone making a determination under paragraph 10.6 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

Section 10.8          The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraph 10.1-10.7 if:

(a)                The Board of Directors authorizes the specific payment and

(b)               The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under paragraphs 10.1-10.7.

Section 10.9          The indemnification by paragraphs 10.1-10.7 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote or shareholders, or disinterested directors, or otherwise.

Section 10.10      The indemnification and advance payment provided by paragraphs 10.1-10.8 shall continue as to a person who has ceased to hold a position named in paragraph 10.1 and shall inure to his heirs, executors, and administrators.

Section 10.11      The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph 10.1, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under paragraphs 10.1-10.8.

Section 10.12      Indemnification payments, advance payments, and insurance payments made under paragraphs 10.1-10.11 shall be reported in writing to the shareholders of the corporation with the next notice of annual meeting, or within six months, whichever is sooner.